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Exhibit 10.25

SECOND AMENDMENT AGREEMENT

        SECOND AMENDMENT AGREEMENT (this "Amendment Agreement") dated as of January 31, 2003 by and between Griffin Land & Nurseries, Inc. (the "Borrower") and Fleet National Bank (the "Bank"), amending a certain Credit Agreement dated as of February 8, 2002 between the Borrower and the Bank, as amended by an Amendment Agreement dated as of August 31, 2002 (as amended, the "Credit Agreement").

W I T N E S S E T H

        WHEREAS, pursuant to the terms of the Credit Agreement, the Bank has made and continues to make loans to the Borrower; and

        WHEREAS, the Borrower has requested, among other things, that the Bank amend certain terms and conditions of the Credit Agreement; and

        WHEREAS, the Bank is willing to amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        §1.    Definitions.    Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

        §2.    Ratification of Existing Agreements.    All of the Borrower's obligations and liabilities to the Bank as evidenced by or otherwise arising under the Credit Agreement, the Note and the other Loan Documents, except as otherwise expressly modified in this Amendment Agreement upon the terms set forth herein, are, by the Borrower's execution of this Amendment Agreement, ratified and confirmed in all respects. In addition, by the Borrower's execution of this Amendment Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding as of the date hereof with respect to such obligations and liabilities.

        §3.    Representations and Warranties.    The Borrower hereby represents and warrants to the Bank that all of the representations and warranties made by the Borrower and the Guarantors in the Credit Agreement, the Note and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date and for matters previously disclosed to the Bank in writing.

        §4.    Conditions Precedent.    The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

          (a)    Representations and Warranties.    All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in §3 hereof.

          (b)    Performance; No Event of Default.    The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Event of Default or condition which, with either or both the giving of notice of the lapse of time, would result in an Event of Default upon the execution and delivery of this Amendment Agreement after giving effect to the amendments to the Credit Agreement contained herein.

          (c)    Corporate Action.    All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower and the Guarantors of this Amendment Agreement and all other instruments and documents delivered by the Borrower and the Guarantors in connection therewith shall have been duly and effectively taken.

          (d)    Delivery.    The parties hereto shall have executed and delivered this Amendment Agreement in form and substance satisfactory to the Bank.

          (e)    Fees and Expenses.    The Borrower shall have paid to the Bank all fees and expenses incurred by the Bank in connection with this Amendment Agreement, the Credit Agreement or the other Loan Documents on or prior to the date hereof.

        §5.    Amendment to the Credit Agreement.

          5.1.    Amendment to §1.

        (a)    The second sentence of the definition of the term "EBITDA" appearing in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

  "For the purpose of calculating the Fixed Charge Coverage Ratio only, (x) any operating income from any Real Estate owned by the Borrower or any of its Subsidiaries which is encumbered by a Non-Recourse Mortgage as to which no default exists at the time that the Fixed Charge Coverage Ratio is being determined and which is Cash Flow Positive for the fiscal period as to which the Fixed Charge Coverage Ratio is being determined shall be excluded from the calculation of "EBITDA" up to and including the amount necessary to satisfy the corresponding debt service for the relevant period in respect of the Indebtedness incurred by the Borrower or such Subsidiary which is secured by such Non-Recourse Mortgage (including all principal and interest) and (y) any write-off of inventory up to an amount equal to $400,000 for the fiscal quarter ending June 1, 2002, up to an amount equal to $930,000 for the fiscal quarter ended August 31, 2002 and up to an amount equal to $70,000 for the fiscal quarter ended December 1, 2002 shall be excluded from the calculation of "EBITDA" so long as the Occupancy Condition is being met.

        §6.    Additional Covenants.    Without any prejudice or impairment whatsoever to any of the Bank's rights and remedies contained in the Credit Agreement and the covenants contained therein, the Note or in any of the other Loan Documents, the Borrower additionally covenants and agrees with the Bank that the Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Note and the other Loan Documents, except as such terms, covenants and provisions are expressly modified by this Amendment Agreement upon the terms set forth herein. The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this §6 or any other provisions contained in this Amendment Agreement shall constitute an Event of Default under the Credit Agreement.

        §7.    Expenses.    The Borrower agrees to pay to the Bank upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred or sustained by the Bank in connection with the preparation of this Amendment Agreement.

        §8.    Miscellaneous.

          (a)    This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

          (b)    Except as otherwise expressly provided by this Amendment Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Amendment Agreement.

        IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

FLEET NATIONAL BANK
By:	/s/ MATTHEW HUMMEL Title: Senior Vice President
GRIFFIN LAND & NURSERIES, INC.
By:	/s/ ANTHONY GALICI Title: Vice President, Chief Financial Officer and Secretary
Each of the undersigned Guarantors acknowledges and accepts the foregoing and ratifies and confirms its obligations under its respective Guaranty:
IMPERIAL NURSERIES, INC.
By:	/s/ ANTHONY GALICI Its Senior Vice President
RIVER BEND ASSOCIATES, INC.
By:	/s/ ANTHONY GALICI Its Vice President

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  Exhibit 10.25